Exhibit 99.1

Build-A-Bear Workshop, Inc. Names

Richard A. Johnson to Board of Directors

ST. LOUIS (March 5, 2025) Build-A-Bear Workshop, Inc. (NYSE: BBW) is pleased to announce the appointment of Richard “Dick” A. Johnson to its Board of Directors, effective immediately.

“After conducting an extensive search, we are delighted to welcome Mr. Johnson to our Board of Directors. We believe that Dick’s extensive knowledge of both brick and mortar and digital retail operations will enable him to make an immediate contribution as we look to accelerate our long-term strategic initiatives and continue to create value for our shareholders,” said Craig Leavitt, Non-Executive Chairman of the Board.

Mr. Johnson retired as CEO and President of Foot Locker, Inc., a leading publicly held global athletic footwear and apparel retailer, in September 2022. He continued to serve as Executive Chairman of the Board of Foot Locker until January 2023. Mr. Johnson had served as CEO and President of Foot Locker since December 2014, and as Chairman of the Board since May 2016. Prior to becoming CEO and President, he served in a variety of other leadership roles across the globe with Foot Locker, Inc. Earlier in his career, Mr. Johnson was a transportation economics manager at Graebel Van Lines, Inc. and he worked for Electronic Data Systems, an IT services company, as a systems engineer. Mr. Johnson currently serves on the board of directors of H&R Block, Inc., a publicly traded tax preparation company, and Graebel Companies, Inc., a private company and global leader in mobility services. He served as the Chairman of the board of directors of the Retail Industry Leaders Association and on the board of directors of The Footwear Distributors and Retailers of America. Mr. Johnson currently serves on the Chancellor’s National Leadership Council at the University of Wisconsin, Eau Claire, and previously served as a Save the Children Trustee and representative on the Save the Children – Head Start Board. Mr. Johnson received a Bachelor of Arts degree in Business Administration and Accountancy from the University of Wisconsin, Eau Claire.

About Build-A-Bear

Since its beginning in 1997, Build-A-Bear has evolved to become a beloved multi-generational brand focused on its mission to “add a little more heart to life” where guests of all ages make their own “furry friends” in celebration and commemoration of life moments. Guests create their own stuffed animals by participating in the stuffing, dressing, accessorizing, and naming of their own teddy bears and other plush toys based on the Company’s own intellectual property and in conjunction with a variety of best-in-class licenses. The hands-on and interactive nature of our more than 500 company-owned, partner-operated and franchise experience locations around the world, combined with Build-A-Bear’s pop-culture appeal, often fosters a lasting and emotional brand connection with consumers, and has enabled the Company to expand beyond its retail stores to include e-commerce sales on www.buildabear.com and non-plush branded consumer categories via out-bound licensing agreements with leading manufacturers, as well as the creation of engaging content via Build-A-Bear Entertainment (a subsidiary of Build-A-Bear Workshop, Inc.). The brand’s newest communications campaign, "The Stuff You Love," commemorates more than a quarter-century of creating cherished memories worldwide. Build-A-Bear Workshop, Inc. (NYSE: BBW) posted consolidated total revenues of $486.1 million for fiscal 2023. For more information, visit the Investor Relations section of buildabear.com.

Forward-Looking Statements:

This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All of the information concerning our future liquidity, future revenues, margins and other future financial performance and results, achievement of operating of financial plans or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information.

These statements are based only on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, including those factors discussed under the caption entitled “Risks Related to Our Business” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 15, 2021 and other periodic reports filed with the SEC which are incorporated herein.

All of our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or other risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact

Gary Schnierow, Vice President, Investor Relations & Corporate Finance

garys@buildabear.com

Media Relations Contact

pr@buildabear.com